Exhibit 5.1

                                   May 4, 2000

                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125


Wasatch Interactive Learning Corporation
5250 South Commerce Drive, Suite 101
Salt Lake City, UT 84107

Ladies and Gentlemen:

     You have requested our opinion with respect to the offer and sale by Wasatch Interactive Learning Corporation, a Washington corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (No. 333-35320) under the Securities Act of 1933, as amended (the "Act"), of 1,534,667 Class A Common Stock Purchase Warrants (the "Class A Warrants"), 1,534,667 Class B Common Stock Purchase Warrants (collectively, the "Warrants") and up to 3,069,334 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company issuable upon exercise of the Warrants, 2,816,902 shares of Common Stock issuable upon conversion of a 7% convertible debenture due March 16, 2003 and 583,446 shares issuable on conversion of accrued interest on such debenture; 392,156 shares issuable on exercise of debenture warrants and up to 1,293,061 issued and outstanding shares held by selling stockholders, or an aggregate of 8,754,899 shares of Common Stock.

     We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     It is our opinion that the Company has been duly organized, is validly existing, and in good standing under the laws of the State of Washington. Based on the foregoing, it is our opinion that the 1,293,061 outstanding Shares included in the Registration Statement have been duly authorized an validly issued and are fully paid and nonassessable; that the 3,069,334 Shares underlying warrants, 392,156 shares underlying debenture warrants and 3,400,348 shares underlying the debenture referred to in the Registration Statement have been duly authorized and when paid for and issued as contemplated by such convertible securities will be duly and validly issued and fully paid and nonassessable and that the Class A and Class B Warrants have been duly authorized and issued.


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Wasatch Learning Corporation
Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                            Very truly yours,



                                            /s/ SNOW BECKER KRAUSS P.C.